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                                                      EXHIBIT 10.41, PAGE 1 OF 2

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              ADVANCED MEDIA, INC.


         ADVANCED MEDIA, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the board of directors of the Corporation, pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

                  FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is ONE HUNDRED TEN MILLION (110,000,000) shares. Of these (i) ONE HUNDRED MILLION (100,000,000) shares shall be shares of Common Stock of the par value of $.0001 per share; and (ii) TEN MILLION (10,000,000) shares shall be shares of Serial Preferred Stock of the par value of $.0001 per share.

                          (b) Corporation (the "Old Common Stock") as of the
         date of filing of this amended Certificate of Incorporation (the "Effective Date") shall automatically and without any action on the part of the holder thereof, be reclassified as and changed into one-tenth (1/10) of one share of Common Stock of the par value of
         $.0001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which any for which the shares of the Old Common
         Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the average of the last reported "bid" and "asked" prices of the Old Common Stock on the OTC Bulletin Board on the Effective Date (or in the event the Company's Common Stock is not so traded on the Effective Date, such average of the last reported "bid" and "asked" prices on the next preceding day on which such stock was traded on the OTC Bulletin
         Board). If more than one Old Certificate shall be surrendered at one time for the account of the same Stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly
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                                                      EXHIBIT 10.41, PAGE 2 OF 2

         endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

                           (c) The statement of the relative rights, preferences and limitations of the shares of each class is as follows:

                  A. Serial Preferred Stock. The Serial Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

                  B. Common Stock. Subject to the rights, privileges, preferences and priorities of any holders of Serial Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect.

         SECOND: That the Stockholders of the Corporation have approved such amendment pursuant to a unanimous written action in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Hans Kaemmlein, its Chairman of the Board, and attested by Alan Schoenbart, its Assistant Secretary this 27th day of June, 1997.

                                         ADVANCED MEDIA, INC.

                                         By: /s/ Hans Kaemmlein
                                             ---------------------------------
                                             Hans Kaemmlein
                                             Chairman of the Board
ATTEST:

By:/s/ Alan Schoenbart
   -------------------------------
   Alan Schoenbart
   Assistant Secretary